SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2008 (July 1, 2008)

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)
180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)		76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective July 1, 2008, HKN Inc.’s (“HKN”) compensation committee authorized retention agreements with each of Anna M. Williams, Senior Vice President and Chief Financial Officer, Elmer A. Johnston, General Counsel and Secretary, Richard O. Cottle, Vice President-Operations, Rodger Ehrlish, Treasurer and Kris Hartmann, Vice President-Exploration.  The retention agreements will provide for quarterly retention payments through December 31, 2009 ($10,000 each to Messrs. Ehrlish and Hartmann and $20,000 each to the other named executive officers) and for the payment of additional severance compensation ($75,000 each to Messrs. Ehrlish and Hartmann and $150,000 each to the other named executive officers) in the event of their involuntary termination of employment with HKN during the term of the Agreement.  The term of the retention agreements will expire on December 31, 2009, subject to possible extension.

Item 9.01.              Financial Statements and Exhibits

(d)                                                                               Exhibits

Exhibit Number	Description

10.1	Form of Executive Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, Inc.
(Registrant)

Date: July 2, 2008	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Executive Retention Agreement